UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At an annual meeting of the stockholders held on May 14, 2013, the stockholders of The Middleby Corporation (the “Company”) approved a proposal to amend the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to implement a majority voting standard in uncontested director elections.  Section 1.7 of the Bylaws was amended to provide for election of directors of the Company by the vote of a majority of stockholders when the number of nominees does not exceed the number of directors to be elected.  The amendment became effective upon an affirmative vote of the stockholders on May 14, 2013.

A summary of the Amendments was included in Proposal No. 3 in the Company’s previously filed 2013 Proxy Statement.  The foregoing description is qualified in its entirety by reference to the full text of Company’s Third Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 14, 2013, the Company held its annual meeting of stockholders.  A total of 17,778,554 shares of common stock were present in person or by proxy, which represented approximately 94.6% of the shares entitled to vote and which constituted a quorum. The matters presented for a vote at the meeting and the related results were as follows:

1.	ELECTION OF DIRECTORS

Proposal one was the election of six (6) directors.  The shares present were voted as follows:

Nominees	For	Withheld	Abstain	Broker Non-Votes

Selim A. Bassoul	15,947,422	475,845	—	1,355,287
Robert B. Lamb	15,891,443	531,824	—	1,355,287
John R. Miller III	14,083,959	2,339,308	—	1,355,287
Gordon O’Brien	14,493,483	1,929,784	—	1,355,287
Philip G. Putnam	14,298,504	2,124,763	—	1,355,287
Sabin C. Streeter	15,741,242	682,025	—	1,355,287

Pursuant to the foregoing votes, all six nominees listed above were elected to the Company’s Board of Directors (the “Board”) to serve until the Company’s 2014 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal.

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal two was the approval, by an advisory vote, of the 2012 compensation of the Company’s named executive officers.  The shares present were voted as follows:

FOR: 7,962,639   AGAINST: 8,381,310   ABSTAIN: 79,318   BROKER NON-VOTES: 1,355,287

Pursuant to the foregoing votes, proposal two was not approved on an advisory basis.

3.	AMENDMENT OF BYLAWS

Proposal three was the amendment of the Bylaws to implement majority voting for uncontested director elections.  The shares present were voted as follows:

FOR: 16,358,454   AGAINST: 60,371   ABSTAIN: 4,442   BROKER NON-VOTES: 1,355,287

Pursuant to the foregoing votes, proposal three was approved.

4.	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Proposal four was the ratification of Ernst & Young LLP as independent public accountant of the Company for the current fiscal year ending December 28, 2013.  The shares present were voted as follows:

FOR: 15,578,919   AGAINST: 2,179,801   ABSTAIN: 19,834   BROKER NON-VOTES: 0

Pursuant to the foregoing votes, proposal four was approved.

Item 8.01     Other Events.

In connection with the amendment to the Bylaws, on May 14, 2013, the Board adopted a director resignation policy requiring any incumbent director who does not obtain a majority of votes cast in an uncontested election to promptly tender his or her resignation to the Chairman of the Board for consideration by the Board.  The Nominating Committee will consider the resignation and recommend appropriate action to the Board.

Under the policy, the Board is required to take formal action on the Nominating Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the election of directors occurred. In considering the Nominating Committee’s recommendation, the Board shall consider the information, factors and alternatives considered by the Nominating Committee and such additional information, factors and alternatives as the Board deems relevant.  Following the Board’s decision on the Nominating Committee’s recommendation, the Company, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board’s decision, together with an explanation of the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of The Middleby Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: May 17, 2013	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of The Middleby Corporation.